Exhibit 10.14

EXECUTION VERSION

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into as of November 15, 2005 by and among Good Harbor Partners Acquisition Corp., a Delaware corporation (the “Company”), HCFP/Brenner Securities LLC (the “Underwriter”) and Andrew D. Kopperl (“Kopperl”). Capitalized terms used but not defined herein shall have the meanings given them in the Letter Agreement (as defined below).

RECITALS

A. The Company is in the process of conducting an initial public offering and HCFP/Brenner Securities LLC will serve as the underwriter in the initial public offering (the “IPO”).

B. On August 18, 2005, Kopperl was elected as a director of the Company and the Company issued to Kopperl, in exchange for an aggregate payment of $10,000, 100,000 Class W Warrants, each entitling the holder to purchase one share of common stock, $.01 par value per share (the “Common Stock”), and 100,000 Class Z Warrants, each entitling the holder to purchase one share of Common Stock (collectively, the “Warrants”).

C. In connection with the proposed IPO, Kopperl entered into a letter agreement with the Company and the Underwriter dated as of September 14, 2005 (the “Letter Agreement”), a true and accurate copy of which is attached hereto.

D. Effective on November 15, 2005, the Company accepted Kopperl’s resignation from the Board of Directors and repurchased Kopperl’s Warrants.

E. The Company, the Underwriter and Kopperl wish to enter into this Agreement to terminate the Letter Agreement in its entirety effective as of the date hereof and to cancel the Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Termination of Letter Agreement. The Letter Agreement and all rights and obligations of the parties thereunder, including but not limited to Kopperl’s indemnification obligations, shall terminate and be of no further force or effect automatically and without further action on the date hereof.

Section 2. Cancellation of Warrants. In exchange for an aggregate payment herewith of $10,000 by the Company to Kopperl, the receipt of which is hereby acknowledged by Kopperl, the Warrants are hereby cancelled and all rights and obligations of the Company and Kopperl thereunder shall terminate and be of no further force or effect automatically and without further action on the date hereof. The certificates representing the Warrants are null and void and shall be cancelled by the Secretary of the Company.

Section 3. Acknowledgment of Company Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Company hereby acknowledges and confirms its continuing obligation to indemnify Kopperl for any and all losses resulting from his service as a director of the Company, including the prompt payment of the full cost of investigating and preparing his defense and defending him against any and all claims made, brought or asserted against him (upon receipt of an undertaking by Kopperl to repay such amounts if it shall be determined that Kopperl is not entitled to be indemnified by the Company), which obligation shall continue indefinitely in full force and effect after Kopperl’s resignation as a director of the Company, subject to and in accordance with Article Eighth of the Company’s Certificate of Incorporation (the “Charter”). In addition, Kopperl’s liability to the Company and its stockholders for monetary damages for any breach of his fiduciary duty as a director while serving as a director shall be limited as set forth in the Charter.

Section 4. Release. In consideration of the mutual agreements contained herein, each of the parties, for itself, its heirs, successors and assigns, hereby unconditionally and irrevocably remises, releases and forever discharges the other parties from any and all obligations under, and causes of action arising under and related to, the Letter Agreement and the Warrants, including, in the case of Kopperl and his heirs, successors and assigns, any and all claims, whether known or unknown, against the proceeds of the IPO to be held in trust and, in the case of the Company and the Underwriter and their successors and assigns, any and all claims for indemnification against Kopperl pursuant to the Letter Agreement.

Section 5. Severability; Binding Effect; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, successors and assigns, and shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

Section 6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

COMPANY:

GOOD HARBOR PARTNERS ACQUISITION CORP.

By:	/S/ RALPH S. SHERIDAN
	Name:	Ralph S. Sheridan
	Title:	Chief Executive Officer and Secretary

UNDERWRITER:

HCFP/BRENNER SECURITIES, LLC

By:	/S/ IRA SCOTT GREENSPAN
	Name:	Ira Scott Greenspan
	Title:	Vice Chairman and Corporate Counsel

KOPPERL:

/S/ ANDREW D. KOPPERL
Andrew D. Kopperl

[SIGNATURE PAGE TO TERMINATION AGREEMENT]

Exhibit A

September 14, 2005

Good Harbor Partners Acquisition Corp.

4100 North Fairfax Drive

Arlington, VA 22203

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned director and securityholder of Good Harbor Partners Acquisition Corp. (the “Company”), in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1. In the event that the Company fails to consummate a Business Combination within 15 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 21 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the shares of Class B common stock sold in the Company’s IPO and (ii) liquidate as soon as reasonably practicable. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Securities (each a “Claim”) and hereby waives any Claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company, severally, pro rata with Richard Clarke, John Tritak, Ralph Sheridan, Jack Mallon, Thomas J. Colatosti and Brian Stafford (together with the undersigned the “Indemnifiers”), based on his percentage of Insider Securities directly or indirectly beneficially owned by the Indemnifiers prior to the IPO, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or by any target business, only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind in or to any amounts held in the Trust Fund, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

Good Harbor Partners Acquisition Corp.

HCFP/Brenner Securities LLC

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Fund or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees not to sell any of his Insider Securities until the Company’s completion of a Business Combination.

7. The undersigned agrees to be a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

Good Harbor Partners Acquisition Corp.

HCFP/Brenner Securities LLC

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a member of the Board of Directors of the Company.

9. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company’s prospectus relating to the IPO.

Andrew Kopperl

/S/ ANDREW KOPPERL